Exhibit 10.12

CONTRACT

CONTRACT NO.: 20061126SH-R&R

DATE: Nov. 26, 2006

The Buyer:	Shanghai JA Solar Technology Co.,LTD

Address:	E6-E8, Fengpu Industrial Park Export Processing Zone, Fengxian District, Shanghai, China

Tel:	+86-21-63735356	Fax:	+86-21-63735356

The Seller:	ROTH & RAU AG

Address:	GEWERBERING 3, OT WUSTENBRAND, D-09337 HOHENSTEIN-ERNSTTHAL, GERMANY

Tel:	+49-0 3723 /4988-28	Fax:	+49-0 3723 / 4988-25

1.	This Contract is made by and between the Buyers and the Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the under-mentioned commodity according to the terms and conditions stipulated below.

Item	Commodity and Specification	Quantity	Unit Price	Total Amount

1	Antireflective Coating Equipment for Crystalline Silicon Solar Cells PECVD (SINA L)	Four units	Euros 1,000,000.00	FOB European main seaport Euros 4,000,000.00

DETAILS AS PER APPENDIX AS FOLLOWS,

Appendix 1: Quotation documents, Quoatation no. 2006-TH044 Appendix 2: Spares and consumable parts Appendix 3: Acceptance test Criteria. Appendix 4: Technical training service items.

TOTAL AMOUNT: FOB European main seaport EUROS four millions only.

2	MANUFACTURERS AND COUNTRY OF ORIGIN:

same as the Seller

3	PACKING:

To be packed in strong wooden case(s) then in container, suitable for long distance ocean/parcel post/air freight transportation and change of climate, well protected against moisture and shocks. The Sellers shall be liable for any damage of the commodity and expenses incurred on account of improper packing and for any rust attributable to inadequate or improper protective measures taken by the Sellers in regard to the packing. The wooden boxes must be labeled with “IPPC”.

4	SHIPPING MARK:

The main shipping marks and wording: “KEEP AWAY FROM MOISTURE”,”HANDLE WITH CARE”,”THIS SIDE UP” must be printed on each wooden cases; package number, gross weight, net weight and measurement must be stipulated in side shipping marks.

5	TIME OF SHIPMENT:

2 machines to be shipped before the end of February,2007, 2 machines to be shipped before the end of March 2007.

6	PORT OF SHIPMENT:

Main seaport in Europe

7	PORT OF DESTINATION : Chinese Shanghai port.

8.	INSURANCE : To be effected by the Seller covering all risks and war risks.

9.	TERM OF PAYMENT:

9.1	Advance payment: 30 % of the total contract price being Euros 1,200,000.00 is to be paid through T/T within 10 working days after the BUYER receive the following documents:

•	Signed Pro-forma Invoice with 1 original & 3 copies showing the Contract value, indicating contract number.

•	Manually signed Commercial Invoice with 1 original and three copies showing 30% value of the Contract value, indicating Contract number.

9.2	The 70% of Contract value(Euros 2,800,000.00)will be paid by T/T.

9.2.1	60% of Contract value being Euros 2,400,000.00 is to be negotiated against the presentation of the following shipping documents as described in Clause 10 hereinafter;

9.2.2	10% of Contract value being Euro 400,000.00 is to be negotiated against the presentation of the following documents:

•	Commercial Invoice in one original and three copies, indicating contract number.

•	A Final Acceptance Certificate signed by the Buyer, the Seller, certifies that the acceptance of MACHINE;

10	DOCUMENTS:

The full set of following documents must be sent to buyer within 3 days after on board the vessel

(1)	In case of sea-freight:

Full set of clean on board ocean bills of lading marked “Freight Collect” made out to order blank endorsed and notifying applicant. Forwarder’s bill of lading (cargo receipt) is not acceptable.

(2)	Invoices in 1 original and 5 copies indicating contract number and shipping mark (in case of more than on shipping mark, the invoice shall be issued separately), made out in details as per the relative contract.

(3)	Insurance policy or certificate in 2 copies, covering all risks and war risks.

(4)	Packing list in 5 copies issued by the Seller.

(5)	Certificate of Quality and quantity issued by the Manufacturers.

(6)	Certificate of Origin issued by the manufacturer.

13	GUARANTEE OF QUALITY:

The Sellers guarantee that the commodity hereof is made of the best materials with first class workmanship, brand new and unused, and complies in all respects with the quality and specification stipulated in this Contract. The guarantee period for machinery parts shall be 12 months counting from the date which the Acceptance Certificate has been signed by the Buyers and the Seller.

14	CLAIMS:

Within 90 days after the arrival of the goods at destination, should the quality, specification, or quantity be gowned not in conformity with the stipulations of the Contract except those claims for which the insurance company or the owners of the vessel are liable the Buyers shall, on the strength of the Inspection Certificate issued by the China Commodity Inspection Bureau, have the right to claim for replacement with new goods, or for compensation, and all the expenses (such as Inspection charges freight for returning the goods and for sending the replacement, insurance premium, storage and loading and unloading charges etc.) shall be borne by the Sellers. The Seller shall, at the same time, guarantee the quality of the replacement goods for a further period of 12 months as specified in Clause 13 of the Contract. As regards quality, the Sellers shall guarantee that if, within 12 months from the date of arrival of the goods at destination, damages occurring the course of operation by reason of inferior quality, bad workmanship or the use of inferior materials, the Buyers shall immediately inform the Sellers in writing and put forward a claim supported by Inspection Certificate issued by the China Inspection Bureau. The Certificate so issued shall be accepted as the base of a claim. The Sellers, in accordance with the Sellers’ claim shall be responsible for the immediate elimination of the defect(s). Where necessary, the Buyers shall be at liberty to eliminate the defect(s) themselves at the Sellers’ expenses. If the Sellers fall to answer the Buyers within one month after receipt of the aforesaid claim, the claim shall be reckoned as having been accepted by the Seller.

15	PORCE MAJECURE:

The Sellers shall not be held responsible for any delay in delivery or non-delivery of the goods due to Force. Major. However, the Sellers shall advise the Buyers immediately of such occurrence and within fourteen days thereafter, shall send by airmail to the Buyers for their acceptance a certificate issued by competent government authorities of the place where the accident occurs as evidence thereof. Under such circumstances the Sellers, however, are still under the obligation to take all necessary measures to hasten the delivery of the goods. In case the accident lasts for more than ten weeks, the Buyers shall have the right to cancel this Contract.

16	LATE DELIVERY AND PENALTY:

In case of delayed delivery except for force majecure cases, the Seller shall pay to the Buyer for every week of delay a penalty amounting to 0.5% of the total value of the goods whose delivery has been delayed. Any fractional part of a week is to be considered a full week. The total amount of penalty shall not, however, exceed 5% of the total value of the goods involved in late delivery. The Seller grants a grace period of four weeks from the delivery date before penalties shall be applied. The sellers shall not be liable for the penalty of late delivery, if the buyer falls to issue the letter of credit prior to the date of shipment.

17	ARBITRATION:

All disputes in connection with this Contract or the execution thereof shall be settled through friendly negotiations. In case no settlement can be reached through negotiations, the case should then be submitted for arbitration to the China International Economic and Trade Arbitration Commission Beijing Commission in accordance with its arbitration rules. The arbitration shall take place in Beijing and the decision rendered by the said commission shall be final and binding upon both parties neither party shall seek recourse to a law court or other authorities for revising the decision. The arbitration fee shall be borne by the losing party.

18	REMARK:

18.1	Under the condition that the utilities such as the supply of electricity, water, and compressed air, etc those are necessary for the commissioning are ready, the equipment will take 10 working days to complete installation, two weeks to complete commissioning and training.

18.2	Without the BUYER’s agreement in written form, the SELLER is neither allowed to transfer this Contract nor allowed to subcontract any part of the project under this Contract.

18.3	This contract is described in both Chinese and English. In the event of any discrepancy between Chinese and English descriptions, the English shall prevail.

18.4	This Contract shall become effective after the signature by both parties. The attached sheets are inseparable parts of this contract and have the same legal effect.

18.5	This Contract is made out in six (6) originals, each party is to hold three (3) original copies.

The Buyers:	/s/ Yang Huaijin	The Sellers:	/s/ Thomas Hengst

Shanghai JA Solar Technology Co.,LTD		ROTH & RAU AG